Exhibit 99.1

              Letter Dated 16 April 2004 From the Nigeria-Sao Tome
                    and Principe Joint Development Authority

Ref: JDA/CHM/006/105                                             16th April 2004

The President/CEO
Environmental Remediation Holding Corporation
5444 Westheimer Road
Houston, Texas 77056
U.S.A.

Attention: Mr. Chude Mba

Dear Sir,

RE: EXERCISE OF PREFERENTIAL RIGHTS IN THE NIGERIA-SAO TOME AND PRINCIPE JOINT DEVELOPMENT ZONE-

We write to acknowledge receipt of your letter dated 13th April 2004, on the above subject matter.

2. Further to this, l we wish to note the exercise of your existing preferential working interest in Blocks 2,3,4,5,6 and 9. However, we observe that the conditions set in paragraphs 1(b) and 2 of your said letter are not in line with the provisions of both the Administration and Option Agreements. The conditions are therefore not acceptable to the JDA as relates to the exercise of your preferential rights under the said Administration Agreement.

3. Please, accept the JDA's appreciation for proceeding in a manner that will ensure the timely conclusion of the award of licenses. We hope ERHC will extend the same spirit and understanding in all future transactions with the JDA.


s/s Tajudeen Umar
Dr. T.S. UMAR
Chairman of the Board